Exhibit 10.1

Appendix 1

THE MEN’S WEARHOUSE, INC.

2004 LONG-TERM INCENTIVE PLAN

SUBPLAN FOR UK EMPLOYEES

WITNESSETH:

WHEREAS, The Men’s Wearhouse, Inc. (the “Company”) maintains the plan known as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan” (the “Plan”); and

WHEREAS, the Company retained the right in Section 14.16 of the Plan to establish subplans under the Plan from time to time; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company approved resolutions on the date hereof to adopt this Subplan for UK Employees;

NOW, THEREFORE, the Company hereby adopts this subplan which shall be attached to the Plan as Appendix 1:

1.1 Establishment of Subplan. The Company has previously established the incentive compensation plan known as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan” which provides in Section 14.16 thereof that in order to comply with the laws in other countries in which the TMW Group operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to establish subplans to the extent such actions may be necessary or advisable. Therefore, the Company hereby establishes this subplan to be referred to as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan Subplan for UK Employees” (this “Subplan”).

1.2. Terms of Subplan. The terms and conditions of this Subplan shall be identical to the terms and conditions of the Plan, which are, except as set forth in this Section 1.2 and in Section 1.3 below, hereby expressly incorporated herein and, as necessary, all references to the Plan shall be deemed to include this Subplan; provided, however, that non-employee directors of the Company and its Affiliates (“Non-Employee Directors”) shall not be eligible to receive awards under this Subplan and all references to such Non-Employee Directors and any provisions under the Plan which apply to awards to Non-Employee Directors (however defined under the Plan) shall not be made a part of this Subplan. All defined terms used in this Subplan and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

1.3 Eligibility for Subplan. The persons who are eligible to receive Awards under this Subplan are those key Employees of the Company’s Affiliates that are located or operating in the United Kingdom.

Approved by the Compensation Committee

of the Board of Directors of The Men’s Wearhouse, Inc.

On March 27, 2012